Exhibit 10.10

United Overseas Bank Limited HEAD OFFICE 80 Raffles Place UOB Plaza Singapore 048624 Tel (65) 6533 9898 Fax (65) 6534 2334 uobgroup.com Co Reg. No. 193500026Z

Ref.	: 118454/BizMoney

12 September 2019

PRIVATE & CONFIDENTIAL

WEALTH DYNAMICS PTE. LTD.

3 TEMASEK AVENUE

# 18-15 CENTENNIAL TOWER

SINGAPORE 39190

Dear Sirs,

BANKING FACILITIES

We (“the Bank”) are pleased to offer you the following banking facilities for your use subject to the terms and conditions stated herein and subject also to the Standard Terms and Conditions Governing Banking Facilities annexed to this Facility Letter (“the Standard Terms”). In the event of any inconsistency between the terms and conditions herein and the Standard Terms, the terms and conditions herein shall prevail:-

1.	LINE OF CREDIT

S$100,000-00 :	Singapore Dollars One Hundred Thousand Only

Within Line

S$100,000-00 :	For 36-month BizMoney Loan

Interest shall be charged on the BizMoney Loan at the following rate and calculated with monthly rest or at such other rate and calculated with such other periodical rests as the Bank may decide from time to time at its discretion (“BizMoney Interest Rate”):-

Interest Rate Per Annum

Zero Point Eight Eight per cent (0.88%) (“Margin”) over the Bank’s Business Board Rate* prevailing from time to time.

* The Bank’s Business Board Rate as at the date of this Facility Letter is eight percent (8.0%) per annum.

The Bank may increase, reduce or vary the Margin and/or Business Board Rate at its absolute discretion at any time and from time to time without prior notice to you. In such an event, you shall pay such increased or reduced monthly instalments based on the new BizMoney Interest Rate as the Bank may notify you to enable the BizMoney Loan to be completely repaid within the agreed tenure.

SINGAPORE CHINA INDIA INDONESIA MALAYSIA PHILIPPINES THAILAND AUSTRALIA BRUNEI CANADA FRANCE HONGKONG JAPAN MYANMAR SOUTH KOREA TAIWAN UNITED KINGDOM USA VIETNAM

Ref.	: 118454/BizMoney

2.	SECURITIES

The BizMoney Loan and all moneys and liabilities (whether actual, contingent or otherwise) owing and/or payable by you from time to time shall be secured by the following in form and substance satisfactory to the Bank:-

Personal Guarantee (Limited) for S$100,000-00 to be executed by ROGER JAMES HAMILTON (NRIC No. S6883456B).

We enclose herewith the Bank’s standard Guarantee form(s) to be duly signed by the Guarantor(s) before a witness who may be an Advocate and Solicitor / Certified Public Accountant / Commissioner for Oaths / Notary Public / Company Secretary.

Where the Guarantee is executed outside Singapore, it must be executed before a Notary Public or a Singapore Consular Officer located at the place of execution.

3.	AVAILABILITY/CONDITIONS PRECEDENT

The banking facilities shall be available for your use and shall be disbursed upon acceptance of this Facility Letter and subject to the following conditions being fulfilled to the Bank’s satisfaction:-

(a)	delivery to the Bank of:-

(i)	if you are an incorporated company, your Constitution and an extract of your board of directors’ resolutions certified as a true copy by two directors or by a director and the company secretary unless your Constitution provide for certification by a director or the company secretary singly;

(b)	the Bank’s receipt of:-

(i)	all documents required by the Bank in form and substance satisfactory to the Bank and registered, if necessary, with the appropriate authorities;

(c)	the Bank performing “Know Your Customer” (KYC) due diligence on you and/or any of your directors, shareholders, owner(s), beneficial owners, employees or agents and/or any third party security provider, and being satisfied with the results thereof - if the results are not satisfactory to the Bank (decided at the Bank’s absolute discretion), the Bank shall not be obliged to disburse or make available the Loan;

(d)	the opening of an Operating Account as required under Clause 5(f) of this Facility Letter; and

(e)	you having furnished and/or completed all such other documents in such form and substance as the Bank may require and/or fulfilment of such other conditions precedent as the Bank may require.

4.	TERMS APPLICABLE TO BIZMONEY LOAN

4.1	Purpose

The BizMoney Loan is granted to finance your working capital requirements and/or business expansion requirements.

Ref.	: 118454/BizMoney

4.2	Availability Period

Subject to your compliance with the terms and conditions herein, the BizMoney Loan shall be available for drawdown up to three (3) months from the date of acceptance of this Facility Letter (“Availability Period”) by giving the Bank three (3) business days' prior written notice of any drawing. Any extension of the Availability Period shall be at the Bank’s discretion.

4.3	Repayment

The BizMoney Loan shall be repaid over 36 monthly instalments (comprising principal and interest), based on the interest rate(s) set out above.

The first of such monthly instalments shall be payable one month from the date of disbursement of the BizMoney Loan. Subsequent monthly instalments shall be payable on the same day of each succeeding month.

The sum of the monthly instalments payable will be revised if there is a change in the BizMoney Interest Rate.

Please ensure that there are sufficient funds in your Operating Account maintained with the Bank to service your monthly instalments.

4.4	Partial Prepayment / Full Redemption

(a)	Partial Prepayment

(i)	Prepayment of any part of the BizMoney Loan is permitted subject to all of the following:-

(1)	You shall have given 1 month prior written notice or 1 month interest in lieu of notice (calculated based on the amount to be prepaid).

(2)	Each partial prepayment shall be at least S$10,000-00 and any amount in excess of S$10,000-00 shall be in multiples of S$5,000-00.

(3)	A prepayment fee of 6.88% flat if the BizMoney Loan is prepaid in part within 12 months from the first drawdown date, or such other fees as may be specified by the Bank from time to time at its absolute discretion, shall be payable of the amount partially prepaid.

(ii)	After each prepayment received, the monthly instalments (principal and interest) shall be revised accordingly. In such an event, the Bank shall notify you of the revised monthly instalments (principal and interest) payable to enable the BizMoney Loan to be completely repaid within the agreed tenure.

(b)	Full Redemption

Full redemption of the BizMoney Loan is permitted subject to all of the following:-

(i)	You shall have given 1 month prior written notice or 1 month interest in lieu of notice (calculated based on the amount outstanding).

(ii)	A prepayment fee of 6.88% flat if the BizMoney Loan is prepaid in part within 12 months from the first drawndown date, or such other fees as may be specified by the Bank from time to time at its absolute discretion, shall be payable of the loan quantum.

(c)	Any amount prepaid, partially or wholly cannot be redrawn.

Ref.	: 118454/BizMoney

(d)	Any request to convert or vary the interest rate(s) applicable shall be treated as a request to prepay in full in which event, the terms and conditions pertaining to full redemption will apply, unless agreed otherwise by the Bank at its absolute discretion.

4.5	Availability Fee

An availability fee of S$250-00 (or such other amount as may be determined by the Bank at its absolute discretion from time to time) shall be charged and payable by you in respect of:-

(a)	any request to convert/vary the BizMoney Interest Rate;

(b)	any request to restructure the BizMoney Loan;

(c)	any request to release or add any Guarantor(s); or

(d)	any other request to amend the terms and conditions in relation to the BizMoney Loan.

4.6	Fees and Charges

Notwithstanding anything to the contrary, you agree to the following:-

(a)	Facility Fee

(i)	You shall pay to the Bank a one-time non-refundable facility fee of S$1,000-00 (“Facility Fee”).

(ii)	The Facility Fee shall be deducted by the Bank from the BizMoney Loan prior to disbursement.

(ii)	Notwithstanding the above, the Bank reserves its rights at its absolute discretion to vary the Facility Fee at any time.

(b)	Late Payment Charge

A late payment fee of S$100-00 or such other amount(s) as the Bank may set from time to time at its absolute discretion shall be charged and payable by you on each instalment of principal and interest in connection with the BizMoney Loan which is not paid on its due date.

(c)	Late Interest Charge

In addition to the Late Payment Charge payable in connection with the BizMoney Loan, all instalment payments, capital repayments and interest (on instalments and capital repayments), fees, commissions and all other charges which are not paid when due shall be charged with a late interest charge of 10.0% per annum over the BizMoney Interest Rate, or at such other rate as the Bank may at its absolute discretion stipulate from time to time from the date of first default until the date of actual payment (both before and after judgment), such interest to accumulate by way of compound interest.

For the purposes of calculating default interest, all accumulated and capitalised interest shall be deemed to be principal.

(d)	Abortive Fee

If the BizMoney Loan is aborted (whether in full or in part) before any disbursement or, where applicable, before it is allowed for utilisation, an abortive fee of 4.8% on the amount that was aborted, or such other fee as may be specified by the Bank from time to time at its absolute discretion, shall be charged and payable by you.

Ref.	: 118454/BizMoney

(e)	Fees payable in connection with the Operating Account

You shall be charged and shall pay such fees in connection with the services offered by the Bank relating to the Operating Account including, but not limited to, for each cheque returned, any instruction to stop payment on any cheque, any withdrawal or payment instruction including GIRO or standing order instruction rejected due to insufficient funds, any replacement of the UOB Corporate ATM Card, request for issuance of present and/or previous Account Statements.

The term “Account Statement” refers to the statement of account that the Bank will send to you in connection with the Operating Account.

5.	OTHER TERMS & CONDITIONS

(a)	Disclosure of Information

(i)	You irrevocably consent and authorise the Bank to disclose, without prior reference to you any information and particulars relating to you, any of your accounts (whether held alone or jointly), your credit standing and financial position, any transaction or dealing between you and the Bank, any facility granted to you, the BizMoney Loan, any publicly available information, or this Facility Letter together with any information relating to this transaction (whether the same is supplied by you or otherwise to the Bank and/or its agents)(the “Information”). The Bank may disclose in such manner and under such circumstances as the Bank deems fit, such details for any purpose the Bank deems appropriate, necessary or desirable to:-

(a)	any person or organisation providing electronic or other services to the Bank, for the purpose of providing, updating, maintaining and upgrading services;

(b)	any person or organisation engaged for the purpose of performance of services or operational functions where these have been outsourced;

(c)	the Bank’s agents for the purpose of printing cheques, statements, advices correspondence or any other related document;

(d)	the police or any public officer conducting an investigation;

(e)	any of the Bank’s branches, representative offices, affiliated, associated or related corporations and their respective officers, servants and agents, whether in Singapore or elsewhere (collectively, “UOB Group Members”);

(f)	the auditors and professional advisors including lawyers;

(g)	any actual or potential assignee in relation to any banking facility;

(h)	any actual or potential participant or sub-participant relating to any obligation under any banking agreement between you and the Bank, or assignee, novatee or transferee;

(i)	any person who has agreed to provide or is providing security to the Bank for any moneys payable and liabilities owing by you to the Bank;

(j)	any person who stands as guarantor or surety for your liability or is jointly or jointly and severally liable to the Bank with you;

(k)	any receiver appointed by the Bank;

(l)	any other banks, financial institutions, credit bureau or credit reference agents of which the Bank is a member, any other members and/or compliance committee of such bureau;

Ref.	: 118454/BizMoney

(m)	any rating agency, business alliance partner, insurance company, insurer or insurance broker or direct or Indirect provider of credit protection;

(n)	any stock exchange, court or other judicial bodies in any judicial proceeding, tribunal, statutory body, agency or authority (including any tax authority in any country), whether governmental or quasi-governmental;

(o)	any person to whom the Bank or any of the UOB Group Members is required to disclose to under any law, regulation, guideline, directive or by any lawful authority, of any country, and

(p)	any other person to whom such disclosure is considered by the Bank to be necessary, desirable or expedient, or in the interest of the Bank and/or any of the UOB Group Members.

(ii)	Without prejudice to the preceding provision and where the banking facilities relate to hire purchase, block discounting and/or dealer’s stock facilities:-

(a)	you additionally irrevocably consent and authorise the Bank to disclose, without prior reference to you the Information to the Hire Purchase, Finance and Leasing Association of Singapore (“HPFLAS”), the Land Transport Authority (“LTA”) and any other relevant governmental authority and any successor/s of the said organizations.

(b)	you hereby irrevocably consent:-

(1)	to any credit bureau or credit reference agents referred to in clause (i)(l) above disclosing to parties such Information which the credit bureau or credit reference agent is permitted to disclose to by law for the purposes of the assessment of your credit-worthiness.

(2)	to the HPFLAS, the LTA and any other relevant organization and any such successor disclosing the Information to its members or officers.

(3)	that LTA may, upon receipt of any request to register, transfer or de-register the goods described in your Hire Purchase Agreement(s) (the “Goods”) that you now have or may in future have with the Bank, seek clarification from the HPFLAS regarding the financing status of such Goods.

(4)	that LTA may, upon the request of the Bank and the Bank’s fulfilment of any requirements as may be stipulated by LTA, temporarily suspend (for such period as may be determined by LTA) or refuse any such transfer or de-registration of the Goods or transaction relating to the PARF/COE rebates in respect of the Goods You acknowledge and agree that this clause shall be enforceable by LTA.

(b)	Negative Pledge

You shall not, without the Bank’s prior written consent, create or permit to arise or subsist any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment or any other encumbrance whatsoever over any of your properties and assets or any part thereof both present and future, whatsoever and wheresoever situate or factor any of your accounts receivables, except in favour of the Bank.

(c)	Pari-Passu Ranking

You shall ensure that all obligations and liabilities under this Facility Letter shall at all times rank ahead of, or otherwise at least pari-passu in all respects with all your other present and future unsecured and unsubordinated obligations and liabilities to other creditors.

Ref.	: 118454/BizMoney

(d)	Changes In Circumstances

If at any time, in the Bank’s opinion, as a result of:-

Increased Cost & Illegality

(i)	the introduction of or any change in, or in the interpretation, administration or application of or compliance with, any law, order, regulation or directive:-

(1)	there is an increase in the cost to the Bank of funding or maintaining the BizMoney Loan or any banking facility or a reduction in the amount of any sum received by or receivable by the Bank or an obligation is imposed on the Bank to make any payment on, or calculated by reference to, the amount of any sum received or receivable by the Bank, you shall on demand pay to the Bank such sums determined by the Bank as necessary to compensate the Bank for such increased cost, reduction or payment; or

(2)	it is or will become unlawful or illegal for the Bank to maintain or fund any part of the BizMoney Loan or other banking facilities or to carry out any of its obligations, and/or to charge or receive interest at the rate(s) applicable, such part of the BizMoney Loan or other banking facilities shall be terminated and the Bank’s obligations shall cease, and you shall on demand prepay the BizMoney Loan and/or such other banking facilities,

Unavailability of Currency

(ii)	any change in:-

(1)	the international financial and capital markets,

(2)	any national or international, political or economic conditions,

(3)	currency availability, or

(4)	exchange rates or controls,

the currency offered under the BizMoney Loan or other banking facility is not available to the Bank, (i) your request for such currency to be disbursed shall be deemed withdrawn; and (ii) any existing amount disbursed in such currency for an interest period shall not be rolled over and shall be repaid on the last day of the interest period, and you may request for an alternative currency to be disbursed on terms to be agreed.

(e)	General Indemnity Clause

You hereby unconditionally and irrevocably undertake to keep the Bank fully indemnified from and against all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, legal or otherwise, on a full indemnity basis, which the Bank may at any time and from time to time sustain, suffer or incur under, in connection with or arising out of all banking facilities (including, but not limited to, the BizMoney Loan) granted to you by the Bank.

(f)	Operating Account. Cash Management Activities and Banking Transactions

You shall maintain at least an operating account (the “Operating Account”) with the Bank for the purposes of your banking transactions for so long as any sum remains owing or unpaid under the banking facilities. You will:-

(i)	utilize the services provided by the Bank in connection with the Operating Account and conduct your banking transactions through the Bank using the Operating Account; and

Ref.	: 118454/BizMoney

(ii)	channel a proportionate amount of your cash management activities and banking transactions (including, but not limited to, transactions pursuant to treasury requirements, payments and collections, trade collections and export letters of credit), and the cash balances that come with it, to the Bank.

The volume of your banking transactions (including, but not limited to, transactions pursuant to treasury requirements, payments and collection, trade collections and export letters of credit), and cash management activities shall commensurate with the amount of the banking facilities granted.

(g)	The Contracts (Rights of Third Parties) Act (Cap 53B)

A person who is not a party to this Facility Letter shall have no right under The Contracts (Rights of Third Parties) Act (Cp 53B) of Singapore to enforce of enjoy any term or benefit of this Facility Letter.

(h)	Variation of Interest Rate and Fees and Charges

The Bank may vary from times to time at the Bank’s absolute discretion, the BizMoney Interest Rate, and the fees and charges payable on the BizMoney Loan and the Operating Account.

(i)	Bank’s Right of Review

Notwithstanding anything herein, the BizMoney Loan, banking facilities and convenants (if any) are subject to review by the Bank at any time at the Bank’s absolute discretion.

In this connection, you shall (and shall procure that the Corporate Guarantor (if any) shall) forward to the Bank the audited annual financial reports immediately upon receipt from the auditors for each financial year. Upon the review of the BizMoney Loan, banking facilities and covenants (if any), the Bank shall have the right at the Bank’s absolute discretion to vary, modify, terminate, reduce, suspend or cancel any of the banking facilities and/or to demand immediate repayment of all moneys and liabilities owing to the Bank under the banking facilities (whether actual, contingent or otherwise).

Provided that the Bank will not demand immediate repayment of the BizMoney Loan unless otherwise provided in this Facility Letter or the Standard Terms or if there is a breach of any term or condition of any document executed (whether for the provision of security of otherwise) in connection with or arising from this Facility Letter.

(j)	Financial Crime

We shall be entitled to take all actions we consider appropriate in order for us to meet any obligation or requirement, either in Singapore or elsewhere, in connection with the detection, investigation and prevention of financial crime including fraud, money laundering, terrorism financing, bribery, corruption, or tax evasion or the enforcement of any economic or trade sanction (“Financial Crime”).

You understand and agree that if any activities, conduct or circumstances you are involved in (directly or indirectly) may, in the sole and absolute discretion of the Bank, expose the Bank to legal or reputational risk, or actual or potential regulatory or enforcement actions, we shall at any time without giving any reason or notice to you, have the right to immediately:-

(i)	close all accounts and terminate all services you have with us;
(ii)	delay, block or refuse the making or clearing of any payment, the processing of instructions or the application for services or the provision of all or part of the services;
(iii)	terminate and/or recall any or all advances or loans, credit or other financial or the BizMoney Loan or banking facilities (committed or uncommitted), accommodation, financial assistance or services and demand repayment of all sums outstanding; or
(iv)	make reports and take such other actions as we may deem appropriate.

Ref.	: 118454/BizMoney

You undertake that you will not initiate, engage in or effect a transaction (directly or indirectly) that may involve Financial Crime and agree to hold us harmless, indemnify us and keep us indemnified from and against any and all liabilities, claims, obligation, losses, damages, penalties, actions, judgments, suits, costs (including, but not limited to, legal costs on a full indemnity basis), expenses and disbursements of any kind whatsoever which we may suffer or incur in connection with or arising from any breach by you of this undertaking.

(k)	You shall not make any substantial alteration to the nature of your business (Biz Services-Business Not Elsewhere CI) or amend or alter any of the provisions of your Constitution or any corporate documents relating to your borrowing powers and principal activities.

(l)	You shall ensure that the Operating Account is not overdrawn, even temporarily, in excess of the credit balance therein or the overdraft facility (if any) granted by the Bank, save where the Bank allows otherwise in its absolute discretion or by prior written arrangement with the Bank, such arrangement to be subject to such terms and conditions as the Bank may determine, In the event that the Operating Account is overdrawn in excess amount together with interest thereon, if any.

(m)	For the avoidance of doubt, the Bank may impose such terms and conditions and/or levy such fees as it deems fit for any consent and/or waiver sought from the Bank in relation to any of the terms and conditions of the baking facilities.

(n)	On your acceptance of this Facility Letter, you accept and agree that you will bear all costs, fees, expenses and other charges, legal or otherwise, arising from or in connection with the preparation execution, registration and deregistration of all documents (including security documents) required by the Bank and the realisation or enforcement of any of the Bank’s right herein or under any of the security documents and the processing, implementation and recovery of the BizMoney Loan and other banking facilities, including, without limitation, the stamp duty, cause book search fees, the Bank’s solicitors’ costs (as between solicitors and clients), This clause shall be effective notwithstanding any cancellation or revocation of any of the banking facilities at any time after acceptance of this Facility Letter.

(o)	Personal Data

With regard to any personal data provided to and/or collected by the Bank from time to time in, connection with the BizMoney Loan, you represent and warrant to the Bank that:-

(i)	you have complied with all applicable personal date protection laws, regulations, guidelines and codes of practice;

(ii)	consent of the individual concerned has been obtained for the collection, use and disclosure of the individuals personal data for the purposes described in the Bank’s Privacy Notice (Corporate), a copy of which is available at www.uob.com.sg and at the Bank’s branches and

(iii)	the personal data is accurate and complete.

This representation and warranty is repeated whenever personal data is provided to the Bank.

(p)	Debiting of Accounts

All instalment payments, capital repayments (and interest thereon), commissions, costs fees (including, but not limited to. installment payments, capital repayments and interest thereon) charges and expenses shall be debited from your Operating Account or such other accounts maintained with the Bank unless you have arranged with the Bank to pay by cheque or other mode of payment acceptable to the Bank.

Ref.	: 118454/BizMoney

(q)	You shall promptly notify the Bank in writing if any information given by you to the Bank becomes inaccurate or misleading or changes in any way whilst the BizMoney Loan or banking facilities are still outstanding

(r)	You shall supply any additional information and documentary proof as the Bank may require from time to time in connection with the BizMoney Loan or banking facilities.

(s)	You shall execute all documents and instruments and do all acts and things as may be required by the Bank from time to time in connection with the BizMoney Loan or banking facilities.

6.	INSTRUCTIONS / MANDATE

Instruction in relation to the BizMoney Loan shall be in writing and in accordance with your mandate. Arrangements for any other mode of instructions shall be at your risk, and the Bank shall not be liable for any loss or liability suffered by you as a result thereof.

7.	GOVERNING LAW

This Facility Letter and all matters (including the settlement of any dispute) arising out of or in connection with this Facility Letter (including a dispute regarding its existence or validity) (“Dispute”) shall be governed by and construed in accordance with the laws of Singapore. You irrevocably agree for the benefit of the Bank that the courts of Singapore shall have exclusive jurisdiction to hear, determine and settle any Dispute and, for such purposes, irrevocably submit to the exclusive jurisdiction of the courts of Singapore and waive any immunity or objection which you may now or hereafter have to the courts of Singapore being the forum to hear, determine and settle any Dispute and agree not to claim that any such court is an inconvenient or inappropriate forum.

8.	COVENANT

(a)	So long as any sum remains or may be outstanding under the banking facilities, there shall be no direct or indirect change of control in the shareholding or management of your company, as determined by the Bank in its absolute discretion. In the event of a change, prior written consent from the Bank shall be required and the Bank shall be entitled to impose such terms and conditions as it deems fit, including and levying of a charge equivalent to the prepayment fee or such other amount as may be advised by the Bank.

(b)	For the avoidance of doubt, the Bank may impose such terms and conditions and/or levy such fees as it deems fit for any consent and/or waiver sought from the Bank in relation to any of the terms and conditions of the banking facilities.

9.	SERVICE OF PROCESS

You agree that in the event any legal proceeding relating to, arising out of and/or in connection with the Dispute is commenced, the process by which it is begun may be served on you by registered post or certified prepaid post at its place of business or the last address known to the Bank (and in this connection the Bank shall be entitled to rely on the records kept by the Bank or that of any registry or government or statutory authority). Any process served as described in this clause shall be deemed to have been duly served on you. Nothing herein shall affect the Bank’s right to serve process in any other manner permitted by law.

Ref.	: 118454/BizMoney

10.	AMENDMENT OF TERMS AND CONDITIONS/WAIVERS

The Bank may amend, add to, or delete any provision of this Facility Letter at its absolute discretion. No forbearance, neglect or waiver by the Bank in the enforcement of any provision of this Facility Letter shall prejudice its rights to subsequently enforce such provision.

11.	KNOW YOUR CUSTOMER CHECKS

This offer is subject to the Bank performing “Know Your Customer” (KYC) due diligence on you and/or any of your directors, shareholders, beneficial owners, employees or agents and/or any third party security provider, and being satisfied with the results thereof. If the results are not satisfactory, this offer shall lapse notwithstanding your acceptance.

If the terms and conditions of this Facility Letter are acceptable to you, please confirm your acceptance by delivering to the Bank:-

(i)	the duplicate of this Facility Letter with the acceptance portion duly signed by your authorized signatory(ies);

(ii)	an up-to-date copy of your Constitution certified as a true copy by any director or company secretary or such person acceptable to the Bank;

(iii)	an extract of your Board Resolution (a sample resolution is attached hereto for your adoption) certified as a true copy by two directors or by a director and the company secretary unless your Constitution provides for certification by a director or the company secretary singly;

all within fourteen (14) days from the date hereof, failing which this offer shall lapse, unless otherwise agreed by the Bank.

If you require any clarification, please call your Business Financial Manager, Kwa Shaw Ming at 98289237 or alternatively, our Service Hotline at 6259 8188.

We are pleased to be of service to you.

Yours faithfully

for United Overseas bank Limited

/s/ Kwa Shaw Ming		/s/ Shane Tan Joon Kwang
Name:	Kwa Shaw Ming	Name:	Shane Tan Joon Kwang
Ranking/Designation:	BFM	Ranking/Designation:	Acquisition Team Head
Business Banking		Business Banking	Business Banking - City
Group Retail		Group Retail

Ref.	: 118454/BizMoney

ACCEPTANCE

To:	UNITED OVERSEAS BANK LIMITED

1.	We hereby accept your above offer of banking facilities and acknowledge receipt of a copy of the Standard Terms and Conditions Governing banking Facilities (ref: CR-133.2(R10.17)).

2.	We hereby consent to the Bank’s disclosure of any information whatsoever concerning any matter or transaction in relation to any banking facility from time to time granted by the Bank, any security relating thereto and any information whatsoever regarding our accounts or affairs in accordance with the Bank’s right of disclosure provided in this Facility Letter and the Standard Terms.

3.	We enclose herewith a certified true extract of our Board Resolutions accepting the above offer,

☐	as well as an up-to-date copy of our Constitution, certified as a true copy;

OR

☐	and confirm that there has been no amendment made to our Constitution since the last time that we provided a certified true copy of our Constitution to the Bank.

4.	We authorize the Bank to obtain from any credit bureau and/or the CPF Board, all the information relevant to the grant of the banking facilities referred to in this Facility Letter to us.

5.	We agree that in the event that the result(s) obtained from any check with any credit bureau or the CPF Board is/are not to the satisfaction of the Bank, then the bank may, in its absolute discretion and at any time, exercise its right to revise, reduce, recall and/or cancel the banking facilities referred to in this Facility Letter.

6.	We hereby authorize and give the Bank our irrevocable consent to:-

☐	Disburse the BizMoney Loan to our existing Operating Account with UOB (current account no. ) and to debit all commissions, costs, fees, charges and expenses (including, but not limited to, instalment payments, capital repayments and interest thereon) from the Operating Account or any other account(s) which we have or may have with the Bank.

OR

☐	Disburse the BizMoney Loan to our operating account with UOB, which will be opened by us with the Bank pursuant to the completed Account Opening Forms forwarded together with this Facility letter, and to debit all commissions, costs, fees, charges and expenses (including, but not limited to, instalment payments, capital repayments and interest thereon) from the said operating account or any other account(s) which we have or may have with the Bank.

7.	Where Facility Letter is issued to Borrower which is a Sole Proprietorship set up by an Individual

I hereby confirm that, where the Bank makes available the execution of this Facility Letter by me in an electronic form, my electronic signature(s) is the legal equivalent of my manual signature(s) on this Facility Letter and I have read, understood and agree to be bound by the prevailing UOB Electronic Signature Service Terms (available at uob.com.sg/esign and at the bank’s branches).

Ref.	: 118454/BizMoney

Where Facility Letter is issued to Borrower which is a Sole Proprietorship set up by a Company or which is a Partnership

We hereby confirm that, where the Bank makes available the execution of this Facility Letter by us though our authorized signatory(ies) in an electronic form, our authorized signatory’s(ies’) electronic signature(s) are the legal equivalent of his/her/their manual signature(s) on this Facility Letter and we have read, understood and agree to be bound by the prevailing UOB Electronic Signature Service Terms (available at uob.com.sg/esign and at the Bank’s branches).

Where Facility Letter is issued to Borrower which is a Company

We hereby confirm that, where the Bank makes available the execution of this Facility Letter by us though our authorized signatory(ies) in an electronic form, our authorized signatory’s(ies’) electronic signature(s) are the legal equivalent of his/her/their manual signature(s) on this Facility Letter and we have read, understood and agree to be bound by the prevailing UOB Electornic Signature Service Terms (available at uob.com.sg/esign and at the Bank’s branches).

/s/ ILLEGIBLE
Signed for and on behalf of WEALTH DYNAMICS PTE. LTD.
Date:

United Overseas Bank Limited

HEAD OFFICE
80 Raffles place UOB Plaza
Singapore 048624
Tel (65) 6533 9898 Fax (65) 6534 2334
Uobgroup.com

Co. Reg. No. 193500026Z

Ref.	: 118454/SME WCL

12 September 2019

PRIVATE & CONFIDENTIAL

WEALTH DYNAMICS PTE. LTD.

3 TEMASEK AVENUE

# 18-15 CENTENNIAL TOWER

SINGAPORE 39190

Dear Sirs,

BANKING FACILITIES

We (“the Bank”) are pleased to offer you the following banking facilities for your use subject to the terms and conditions stated herein and subject also to the Standard Terms and Conditions Governing Banking Facilities annexed to this Facility Letter (“the Standard Terms”). In the event of any inconsistency between the terms and conditions herein and the Standard Terms, the terms and conditions herein shall prevail:-

1.	LINE OF CREDIT

S$300,000-00	:	Singapore Dollars Three Hundred Thousand Only

Within Line

S$300,000-00	:	For 60-month SME Working Capital Loan (SME WCL) under Local Enterprise Financing Scheme (LEFS).

2.	SECURITIES

The banking facilities and all moneys and liabilities (whether actual, contingent or otherwise) owing and/or payable by you from time to time shall be secured by the following in form and substance satisfactory to the Bank:-

Personal Guarantee (Limited) for S$300,000-00 to be executed by ROGER JAMES HAMILTON (NRIC No. S6883456B).

We enclose herewith the Bank’s standard Guarantee form(s) to be duly signed by the Guarantor(s) before a witness who may be an Advocate and Solicitor / Certified Public Accountant / Commissioner for Oaths / Notary Public / Company Secretary.

Where the Guarantee is executed outside Singapore, it must be executed before a Notary Public or a Singapore Consular Officer located at the place of execution.

3.	AVAILABILITY/CONDITIONS PRECEDENT

The line of credit is available for drawdown subject to the following conditions precedent being fulfilled to the Bank’s satisfaction, and the Bank’s receipt of documents in form and substance acceptable to the Bank:-

3.1	Delivery to the Bank of:-

SINGAPORE CHINA INDIA INDONESIA MALAYSIA PHILIPPINES THAILAND AUSTRALIA BRUNEI CANADA FRANCE HONG KONG JAPAN MYANMAR SOUTH KOREA TAIWAN UNITED KINGDOM USA VIETNAM

Ref.         : 118454/SME WCL

(a)	your latest Constitution, certified as a true copy by any director or company secretary or such person acceptable to the Bank; and

(b)	an extract of your Board Resolution in form and substance satisfactory to the Bank, certified as true copies by two directors or by a director and the company secretary unless your Constitution provide for certification by a director or the company secretary singly.

3.2	The security documents shall have been signed and completed in form and substance satisfactory to the Bank and registered with the appropriate authority.

3.3	Such other documents and/or conditions precedent as the Bank may require.

4.	TERMS APPLICABLE TO SME WCL

4.1	Purpose

The SME WCL shall be used for your working capital requirements and shall be disbursed into your Operating Account maintained with the Bank.

4.2	Availability Period

The SME WCL shall be available for drawdown within six (6) months from date of this Facility Letter subject to approval by Enterprise Singapore and completion of all necessary documentation subject to the terms and conditions of this Facility Letter. Any extension shall be subject to the Bank’s and Enterprise Singapore’s approval.

4.3	Drawdown

The SME WCL shall be drawndown in one tranche upon completion of all documentation and such conditions precedent as the Bank may require by giving the Bank seven (7) business days prior written notice of the intended drawdown.

4.4	Interest

Interest is fixed at 6.25% per annum (“prescribed rate”) or such other rate as may be approved by Enterprise Singapore under LEFS.

Default Interest: In the event of default or delay in repayment of the instalment, a default interest of 3.50% per annum over the prescribed rate is chargeable on the overdue instalment.

4.5	Repayment

The SME WCL shall be repaid over 5-year by 60 monthly instalments (comprising principal and interest), based on the interest rate(s) set out above.

The first of such monthly instalments shall be payable one (1) month from the date of first drawdown of the SME WCL or part thereof. Subsequent monthly instalments shall be payable on the same day of each succeeding month.

The sum of the monthly instalments payable will be revised if there is a change in the interest rate. The Bank may also, by agreement with you, change the monthly instalment amount and repayment period.

Please ensure that there are sufficient funds in your Operating Account maintained with the Bank to service your monthly instalments.

Ref.         : 118454/SME WCL

5.	negative PLEDGE

You shall not, without the Bank’s prior written consent, create or permit to arise or subsist any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment or any other encumbrance whatsoever over any of your properties and assets or any part thereof both present and future, whatsoever and wheresoever situate or factor any of your accounts receivables, except in favour of the Bank.

6.	pari-passu ranking

You shall ensure that all obligations and liabilities under this Facility Letter shall at all times rank ahead of, or otherwise at least pari-passu in all respects with, all your other present and future unsecured and unsubordinated obligations and liabilities to other creditors.

7.	FACILITY FEE

A non-refundable facility fee of S$3,000-00 is payable upon acceptance of this Facility Letter and approval of loan by Enterprise Singapore. The Facility Fee shall be deducted by the Bank from the SME WCL prior to disbursement.

8.	SPECIAL TERMS AND CONDITIONS

8.1	The facilities under this Line of Credit shall be subject to you observing and fully satisfying and fulfilling at all times such terms and conditions and criteria as Enterprise Singapore may specify from time to time including without limitation, the following:-

a.	You shall not allow any change exceeding fifty percent (50%) in legal or beneficial ownership of your company from that stated in your application to Enterprise Singapore except with the prior written approval of the Bank and Enterprise Singapore.

b.	You shall have at all times, a minimum of thirty per cent (30%) active local participation and ownership, except with the prior written approval of the Bank and Enterprise Singapore.

c.	You shall allow Enterprise Singapore’s representatives at all reasonable times to examine and make copies of all your records relating to the LEFS and shall afford such representatives all such assistance for this purpose as they may require.

You undertake to inform the Bank immediately upon you being unable to observe, satisfy and/or fulfill any of the terms and conditions and criteria as Enterprise Singapore may specify from time to time, including without limitation, those stated above.

8.2	If the Bank determines in its sole discretion that you have failed to observe and fully satisfy all the terms and conditions and criteria of Enterprise Singapore including those set out in this clause, the Bank shall notify you of the same and you shall upon such notification immediately repay the Bank all moneys outstanding under the line of credit. Should you fail to repay forthwith upon notification, the Bank shall be entitled to charge interest on the unpaid amount at 3.50% per annum above the average prevailing prime rate as reported by the Monetary Authority of Singapore compounded on a monthly basis or such other rate as may be determined by Enterprise Singapore, until full payment has been received.

8.3	In the event Enterprise Singapore does not approve any facility herein, you shall, on demand refund any amount disbursed under the facility together with default interest calculated in the manner described above and any other costs and expenses (including but not limited to legal costs on an indemnity basis) incurred by Enterprise Singapore and/or the Bank in recovering the amount disbursed.

Ref.        : 118454/SME WCL

9.	GOVERNING LAW

This Facility Letter and all matters (including the settlement of any dispute) arising out of or in connection with this Facility Letter (including a dispute regarding its existence or validity) (“Dispute”) shall be governed by and construed in accordance with the laws of Singapore. You irrevocably agree for the benefit of the Bank that the courts of Singapore shall have exclusive jurisdiction to hear, determine and settle any Dispute and for such purposes, irrevocably submit to the exclusive jurisdiction of the courts of Singapore and waive any immunity or objection which you may now or hereafter have to the courts of Singapore being the forum to hear, determine and settle any Dispute and agree not to claim that any such court is an inconvenient or inappropriate forum.

10.	COVENANTS

So long as any sum remains or may be outstanding under the banking facilities, there shall be no direct or indirect change of control in the shareholding or management of your company, as determined by the Bank in its absolute discretion. In the event of a change, prior written consent from the Bank shall be required and the Bank shall be entitled to impose such terms and conditions as it deems fit, including the levying of a charge equivalent to the prepayment fee or such other amount as may be advised by the Bank.

Your compliance with the above covenant will be assessed during the Bank’s periodic review of the account.

11.	OTHER TERMS & CONDITIONS

(i)	Changes In Circumstances

If at any time, in the Bank’s opinion, as a result of:-

Increased Cost & Illegality

(a)	the introduction of or any change in, or in the interpretation, administration or application of, or compliance with, any law, order, regulation or directive:-

(i)	there is an increase in the cost to the Bank of funding or maintaining any banking facility or a reduction in the amount of any sum received by or receivable by the Bank or an obligation is imposed on the Bank to make any payment on, or calculated by reference to, the amount of any sum received or receivable by the Bank, you shall on demand pay to the Bank such sums determined by the Bank as necessary to compensate the Bank for such increased cost, reduction or payment; or

(ii)	it is or will become unlawful or illegal for the Bank to maintain or fund any part of the banking facilities or to carry out any of its obligations, and/or to charge or receive interest at the rate(s) applicable, such part of the banking facilities shall be terminated and the Bank’s obligations shall cease, and you shall on demand prepay all such banking facilities,

Unavailability of Currency

(b)	any change in, (i) the international financial and capital markets, (ii) any national or international, political or economic conditions, (iii) currency availability, (iv) exchange rates or controls, the currency offered under any banking facility is not available to the Bank:-

(i)	your request for such currency to be disbursed shall be deemed withdrawn; and

(ii)	any existing amount disbursed in such currency for an interest period shall not be rolled over and shall be repaid on the last day of the interest period,

and you may request for an alternative currency to be disbursed on terms to be agreed.

Ref.        : 118454/SME WCL

(ii)       Disclosure of Information

(a)	You irrevocably consent and authorize the Bank to disclose, without prior reference to you any information and particulars relating to you, any of your accounts (whether held alone or jointly), your credit standing and financial position, any transaction or dealing between you and the Bank, any facility granted to you, any publicly available information, or this Facility Letter together with any information relating to this transaction (whether the same is supplied by you or otherwise to the Bank and/or its agents) (the “Information”). The Bank may disclose in such manner and under such circumstances as the Bank deems fit, such details for any purpose the Bank deems appropriate, necessary or desirable to:-

(i)	any person or organisation providing electronic or other services to the Bank, for the purpose of providing, updating, maintaining and upgrading services;

(ii)	any person or organisation engaged for the purpose of performance of services or operational functions where these have been outsourced;

(iii)	the Bank’s agents for the purpose of printing cheques, statements, advices correspondence or any other related document;

(iv)	the police or any public officer conducting an investigation;

(v)	any of the Bank’s branches, representative offices, affiliated, associated or related corporations and their respective officers, servants and agents, whether in Singapore or elsewhere (collectively, “UOB Group Members”);

(vi)	the auditors and professional advisors including lawyers;

(vii)	any actual or potential assignee in relation to any banking facility,

(viii)	any actual or potential participant or sub-participant relating to any obligation under any banking agreement between you and the Bank, or assignee, novatee or transferee;

(ix)	any person who has agreed to provide or is providing security to the Bank for any moneys payable and liabilities owing by you to the Bank;

(x)	any person who stands as guarantor or surety for your liability or is jointly or jointly and severally liable to the Bank with you;

(xi)	any receiver appointed by the Bank;

(xii)	any other banks, financial institutions, credit bureau or credit reference agents of which the Bank is a member, any other members and/or compliance committee of such bureau;

(xiii)	any rating agency, business alliance partner, insurance company, insurer or insurance broker or direct or indirect provider of credit protection;

(xiv)	any stock exchange, court or other judicial bodies in any judicial proceeding, tribunal, statutory body, agency or authority (including any tax authority in any country), whether governmental or quasi-governmental;

(xv)	any person to whom the Bank or any of the UOB Group Members is required to disclose to under any law, regulation, guideline, directive or by any lawful authority, of any country, and

(xvi)	any other person to whom such disclosure is considered by the Bank to be necessary, desirable or expedient, or in the interest of the Bank and/or any of the UOB Group Members.

Ref.	: 118454/SME WCL

(b)	Without prejudice to the preceding provision and where the banking facilities relate to hire purchase, block discounting and/or dealer’s stock facilities:-

(i)	you additionally irrevocably consent and authorize the Bank to disclose, without prior reference to you the Information to the Hire Purchase, Finance and Leasing Association of Singapore (“HPFLAS”), the Land Transport Authority (“LTA”) and any other relevant governmental authority and any successor/s of the said organizations.

(ii)	you hereby irrevocably consent:-

(1)	to any credit bureau or credit reference agents referred to in clause (a) (xii) above disclosing to parties such Information which the credit bureau or credit reference agent is permitted to disclose to by law for the purposes of the assessment of your credit-worthiness.

(2)	to the HPFLAS, the LTA and any other relevant organization and any such successor disclosing the Information to its members or officers.

(3)	that LTA may, upon receipt of any request to register, transfer or de-register the goods described in your Hire Purchase Agreements(s) (the “Goods”) that you now have or may in future have with the Bank, seek clarification from the HPFLAS regarding the financing status of such Goods.

(4)	that LTA may, upon the request of the Bank and the Bank’s fulfilment of any as may be stipulated by LTA, temporarily suspend (for such period as may be determined by LTA) or refuse any such transfer or de-registration of the Goods or transaction relating the PARF/COE rebates in respect of the Goods. You acknowledge and agree that this clause shall be enforceable by LTA.

(iii)       General Indemnity Clause

You hereby unconditionally and irrevocably undertake to keep the Bank fully indemnified from and against all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses and disbursements of any kind whatsoever, legal or otherwise, on a full indemnity basis, which the Bank may at any time and from time to time sustain, suffer or incur under, in connection with or arising out of the banking facilities.

(iv)       Operating Account, Cash Management Activities and Banking Transactions

You shall maintain at least an operating account (the “Operating Account”) with the Bank for the purposes of your banking transactions for so long as any sum remains owing or unpaid under the banking facilities. You will:-

(a)	utilize the services provided by the Bank in connection with the Operating Account and conduct your banking transactions through the Bank using the Operating Account; and

(b)	channel a proportionate amount of your cash management activities and banking transactions (including, but not limited to, transactions pursuant to treasury requirements, payments and collections, trade collections and export letters of credit), and the cash balances that come with it, to the Bank.

The volume of your banking transactions (including, but not limited to, transactions pursuant to treasury requirements, payments and collections, trade collections and export letters of credit), and cash management activities shall commensurate with the amount of the banking facilities granted.

Ref.	: 118454/SME WCL

(v)	The Contracts (Rights of Third Parties) Act (Cap 53B)

A person who is not a party to this Facility Letter shall have no right under The Contracts (Rights of Third Parties) Act (Cap 53B) of Singapore to enforce or enjoy any term or benefit of this Facility Letter.

(vi)	Variation of Interest Rate

The Bank may very from time to time at the Bank’s absolute discretion, the rates of interest payable, on any of the banking facilities herein and also on any amount not paid on due dates or overdrawn in excess of the approved limit.

(vii)	Know your Customer Checks

This offer is subject to the Bank performing “Know Your Customer” (KYC) due diligence on your and/or any of your directors, shareholders, beneficial owners, employees or agents and/or any third party security provider, and being satisfied with the results thereof. If the results are not satisfactory, this offer shall lapse notwithstanding your acceptance.

(viii)       Personal Data

With regard to any personal data provided to and/or collected by the Bank from time to time in connection with the banking facilities, you represent and warrant to the Bank that:-

(a)	you have complied with all applicable personal data protection laws, regulations, guidelines and codes of practice;

(b)	consent of the individual concerned has been obtained for the collection, use and disclosure of the individual’s personal data for the purposes described in the Bank’s Privacy Notice (Corporate), a copy of which is available at www.uob.com.sg and at the Bank’s branches; and

(c)	the personal data is accurate and complete.

This representation and warranty is repeated whenever personal data is provided to the Bank.

(ix)       Bank’s Right of Review

Notwithstanding anything herein, the banking facilities and covenants (if any) are subject to review by the Bank at any time at the Bank’s absolute discretion.

In this connection, you shall (and shall procure that the Corporate Guarantor (if any) shall) forward to the Bank the audited annual financial reports immediately upon receipt from the auditors for each financial year. Upon the review of the banking facilities and covenants (if any), the Bank shall have the right at the Bank’s absolute discretion to vary, modify, terminate, reduce, suspend or cancel any of the banking facilities and/or to demand immediate repayment of all moneys and liabilities owing to the Bank under the banking facilities (whether actual, contingent or otherwise).

Provided that the Bank will not demand immediate repayment of the SME WCL unless otherwise provided in this Facility Letter or the Standard Terms or if there is a breach of any term or condition of any document executed (whether for the provision of security or otherwise) in connection with or arising from this Facility Letter.

(x)	Financial Crime

We shall be entitled to take all actions we consider appropriate in order for us to meet any obligation or requirement, either in Singapore or elsewhere, in connection with the detection, investigation and prevention of financial crime including fraud, money laundering, terrorism financing, bribery, corruption, or tax evasion or the enforcement of any economic or trade sanction (“Financial Crime”).

Ref.	: 118454/SME WCL

You understand and agree that if any activities, conduct or circumstances you are involved in (directly or indirectly) may, In the sole and absolute discretion of the Bank, expose the Bank to legal or reputational risk, or actual or potential regulatory or enforcement actions, we shall at any time, without giving any reason or notice to you, have the right to immediately:-

(a)	close all accounts and terminate all services you have with us;
(b)	delay, block or refuse the making or clearing of any payment, the processing of instructions or the application for services or the provision of all or part of the services;
(c)	terminate and/or recall any or all advances or loans, credit or other financial or banking facilities (committed or uncommitted), accommodation, financial assistance or services and demand repayment of all sums outstanding; or
(d)	make reports and take such other actions as we may deem appropriate.

You undertake that you will not initiate, engage in or effect a transaction (directly or indirectly) that may involve Financial Crime and agree to hold us harmless, indemnify us and keep us indemnified from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, but not limited to, legal costs on a full indemnity basis), expenses and disbursements of any kind whatsoever which we may suffer or incur in connection with or arising from any breach by you of this undertaking.

(xi)	You shall not make any substantial alteration to the nature of your business (Biz Services-Business Not Elsewhere CI) or amend or alter any of the provisions of your Constitution or any corporate documents relating to your borrowing powers and principal activities.

(xii)	You shall ensure that your account is not overdrawn, even temporarily, in excess of the credit balance therein or the Overdraft Facility (if any) granted by the Bank, save where the Bank allows otherwise in its absolute discretion or by prior written arrangement with the Bank, such arrangement to be subject to such terms and conditions as the Bank may determine. In the event that your account is overdrawn in excess of the Overdraft Facility (if any) granted to you, you shall forthwith repay such excess amount together with interest thereon, if any.

(xiii)	For the avoidance of doubt, the Bank may impose such terms and conditions and/or levy such fees as it deems fit for any consent and/or waiver sought from the Bank in relation to any of the terms and conditions of the banking facilities.

(xiv)	On your acceptance of this Facility Letter, you accept and agree that you will bear all costs, fees, expenses and other charges, legal or otherwise, arising from or in connection with the preparation, execution, registration and deregistration of all documents (including security documents) required by the Bank and the realisation or enforcement of any of the Bank’s rights herein or under any of the security documents and the processing, implementation and recovery of the banking facilities, including, without limitation, the stamp duty, cause book search fees, the Bank’s solicitors’ costs (as between solicitors and clients). This clause shall be effective notwithstanding any cancellation or revocation of any of the banking facilities at any time after acceptance of this Facility Letter.

If the terms and conditions of this Facility Letter are acceptable to you, please confirm your acceptance by delivering to the Bank:-

(i)	the duplicate of this Facility Letter with the acceptance portion duly signed by your authorized signatory(ies);

(ii)	an up-to-date copy of your Constitution certified as a true copy by any director or company secretary or such person acceptable to the Bank;

(iii)	an extract of your Board Resolution (a sample resolution is attached hereto for your adoption) certified as a true copy by two directors or by a director and the company secretary unless your Constitution provides for certification by a director or the company secretary singly;

all within fourteen (14) days from the date hereof, failing which this offer shall lapse, unless otherwise agreed by the Bank.

Ref.        : 118454/SME WCL

If you require any clarification, please call your Business Financial Manager, Kwa Shaw Mingat 98289237 or alternatively, our Services Hotline at 6259 8188.

We are pleased to be of service to you.

Yours faithfully

for United Overseas Bank Limited

/s/ Kwa Shaw Ming
Name: Kwa Shaw Ming	Name:
Ranking/Designation: BFM	Ranking/Designation:
Business Banking	Business Banking
Group Retail	Group Retail

Ref.        : 118454/SME WCL

ACCEPTANCE

To:	UNITED OVERSEAS BANK LIMITED

1.	We hereby accept your above offer of banking facilities and acknowledge receipt of a copy of the Standard Terms and Conditions Governing Banking Facilities (ref: CR-133.2(R10.17)).

2.	We hereby consent to the Bank’s disclosure of any information whatsoever concerning any. matter or transaction in relation to any banking facility from time to time granted by the Bank, any security relating thereto and any information whatsoever regarding our accounts or affairs in accordance with the Bank of disclosure provided in this Facility Letter and the Standard Terms.

3.	We enclose herewith a certified true extract of our Board Resolutions accepting the above offer,

☐	as well as an up-to-date copy of our Constitution, certified as a true copy;

OR

☐	and confirm that there has been no amendment made to our Constitution since the last time that we provided a certified true copy of our Constitution to the Bank.

4.	We authorise the Bank to obtain from any credit bureau and/or the CPF Board, all the information relevant the grant of the banking facilities referred to in this Facility Letter to us.

5.	We agree that in the event that the result(s) obtained from any check with any credit bureau or the CPF Board is/are not to the satisfaction of the Bank, then the Bank may, in its absolute discretion and at any time, exercise its right to revise, reduce, recall and/or cancel the banking facilities referred to in this Facility Letter.

6.	We hereby authorize and give the Bank our irrevocable consent to:-

☐	Disburse the SME WCL to our existing Operating Account with UOB (current account no. __________________) and to debit all commissions, costs, fees, charges and expenses (including, but not limited to, instalment payments, capital repayments and interest thereon) from the Operating Account or any other account(s) which we have or may have with the Bank.

OR

☐	Disburse the SME WCL to our operating account with UOB, which will be opened by us with the Bank pursuant to the completed Account Opening Forms forwarded together with this Facility letter, and to debit all commissions, costs, fees, charges and expenses (including, but not limited to, instalment payments, capital repayments and interest thereon) from the said operating account or any other account(s) which we have or may have with the Bank.

7	Where Facility Letter is issued to Borrower which is a Sole Proprietorship set up by an Individual

I hereby confirm that, where the Bank makes available the execution of this Facility Letter by me in an electronic form, my electronic signature(s) is the legal equivalent of my manual signature(s) on this Facility Letter and I have read, understood and agree to be bound by the prevailing UOB Electronic Signature Service Terms (available at uob.com.sg/esign and at the Bank’s branches).

Where Facility Letter is issued to Borrower which is a Sole Proprietorship set up by a Company or which is a Partnership

We hereby confirm that, where the Bank makes available the execution of this Facility Letter by us though our authorized signatory(ies) in an electronic form, our authorized signatory’s(ies’) electronic signature(s) are

Ref.        : 118454/SME WCL

ILLEGIBLE